Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-179331

Prospectus Supplement No. 4

(to Prospectus dated July 19, 2012, as supplemented by Prospectus Supplement No. 1 dated August 16, 2013, Prospectus Supplement No. 2 dated August 16, 2013 and Prospectus Supplement No. 3 dated August 16, 2013)

BRAINSTORM CELL THERAPEUTICS INC.

19,818,972 Shares of Common Stock

Warrants to Purchase 14,864,229 Shares of Common Stock

and

14,864,229 Shares of Common Stock Underlying Warrants

This prospectus supplement, together with the prospectus listed above, is to be used by certain holders of the above-referenced securities or by their pledgees, donees, transferees or other successors-in-interest in connection with the offer and sale of such securities.

This prospectus supplement updates and should be read in conjunction with the prospectus dated July 19, 2012 (as supplemented to date), which is to be delivered with this prospectus supplement. Such documents contain information that should be considered when making your investment decision. To the extent there is a discrepancy between the information contained herein and the information in the prospectus, the information contained herein supersedes and replaces such conflicting information.

This prospectus supplement consists of Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2013 (the “Form 10-Q”).

Our common stock is traded on the OTCQB Marketplace, operated by OTC Markets Group, under the symbol “BCLI”. On August 14, 2013, the last reported sales price for our common stock was $0.20 per share. We do not intend to list the warrants on any securities exchange or other trading market and we do not expect that a public trading market will develop for the warrants.

Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 4 of the Prospectus, as supplemented or amended by the prospectus supplements filed to date, to read about factors you should consider.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 4 is August 16, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2013

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the transition period from _____________ to ___________________

Commission File Number 000-54365

BRAINSTORM CELL THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8133057
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

605 Third Avenue, 34th Floor

New York, NY 10158

(Address of principal executive offices)

(646) 666-3188

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 6, 2013, the number of shares outstanding of the registrant’s Common Stock, $0.00005 par value per share, was 152,714,176.

2

PART I: FINANCIAL INFORMATION

SPECIAL NOTE

Unless otherwise specified in this quarterly report on Form 10-Q, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars.

Item 1. Financial Statements.

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013

UNAUDITED

U.S. DOLLARS IN THOUSANDS

3

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2013

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Balance Sheets	5

Consolidated Statements of Operations	6

Statements of Changes in Stockholders' Equity (Deficiency)	7 - 15

Consolidated Statements of Cash Flows	16

Notes to Consolidated Financial Statements	17 - 33

4

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data)

	March 31,	December 31,
	2013	2012
	Unaudited	Audited
ASSETS

Current Assets:
Cash and cash equivalents	1,868	1,317
Short-term deposit	1,772	2,769
Account receivable	617	742
Prepaid expenses	43	46
Total current assets	4,300	4,874

Long-Term Assets:
Prepaid expenses	23	17
Severance payment fund	195	172
Total long-term investments	218	189

Property and Equipment, Net	234	247

Total assets	4,752	5,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Trade payables	246	358
Accrued expenses	656	605
Other accounts payable	159	176
Total current liabilities	1,061	1,139

Accrued Severance Pay	210	189

Total liabilities	1,271	1,328

Stockholders' Equity:
Stock capital: (Note 6)	7	7
Common stock of $0.00005 par value - Authorized: 800,000,000 shares at March 31, 2013 and December 31, 2012; Issued and outstanding: 151,854,176 and 150,085,035 shares at March 31, 2013 and December 31, 2012 respectively.
Additional paid-in-capital	52,064	51,483
Deficit accumulated during the development stage	(48,590)	(47,508)
Total stockholders' equity	3,481	3,982

Total liabilities and stockholders' equity	4,752	5,310

The accompanying notes are an integral part of the consolidated financial statements.

5

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

(Except share data)

	Three months		Period from September 22, 2000 (inception date) through
	ended March 31,		March 31,
	2013	2012	2013 (*)
	Unaudited		Unaudited

Operating costs and expenses:

Research and development, net	522	369	26,711
General and administrative	559	510	19,310

Total operating costs and expenses	1,081	879	46,021

Financial expenses (income), net	1	(11)	2,455
Other income	-	-	(132)

Operating loss	1,082	868	48,344

Taxes on income	-	4	82

Loss from continuing operations	1,082	872	48,426

Net loss from discontinued operations	-	-	164

Net loss	1,082	872	48,590

Basic and diluted net loss per share from continuing operations	0.01	0.01

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	150,953,117	126,591,262

(*) Out of which, $163, relating to the period from inception to March 31, 2004, is unaudited.

The accompanying notes are an integral part of the consolidated financial statements.

6

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of September 22, 2000 (date of inception) (unaudited)	-	$-	$-	$-	$-	$-

Stock issued on September 22, 2000 for cash at $0.00188 per share	8,500,000	1	16	-	-	17
Stock issued on March 31, 2001 for cash at $0.0375 per share	1,600,000	* -	60	-	-	60
Contribution of capital	-	-	8	-	-	8
Net loss	-	-	-	-	(17)	(17)

Balance as of March 31, 2001 (unaudited)	10,100,000	1	84	-	(17)	68

Contribution of capital	-	-	11	-	-	11
Net loss	-	-	-	-	(26)	(26)
Balance as of March 31, 2002 (unaudited)	10,100,000	1	95	-	(43)	53

Contribution of capital	-	-	15	-	-	15
Net loss	-	-	-	-	(47)	(47)
Balance as of March 31, 2003 (unaudited)	10,100,000	1	110	-	(90)	21

2-for-1 stock split	10,100,000	* -	-	-	-	-
Stock issued on August 31, 2003 to purchase mineral option at $0.065 per share	100,000	* -	6	-	-	6
Cancellation of shares granted to Company's President	(10,062,000)	* -	* -	-	-	-
Contribution of capital	-	* -	15	-	-	15
Net loss	-	-	-	-	(73)	(73)
Balance as of March 31, 2004 (unaudited)	10,238,000	$1	$131	$-	$(163)	$(31)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

7

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of March 31, 2004	10,238,000	$1	$131	$-	$(163)	$(31)

Stock issued on June 24, 2004 for private placement at $0.01 per share, net of $25,000 issuance expenses	8,510,000	* -	60	-	-	60
Contribution capital	-	-	7	-	-	7
Stock issued in 2004 for private placement at $0.75 per unit	1,894,808	* -	1,418	-	-	1,418
Cancellation of shares granted to service providers	(1,800,000)	* -		-	-	-
Deferred stock-based compensation related to options granted to employees	-	-	5,979	(5,979)	-	-
Amortization of deferred stock-based compensation related to shares and options granted to employees	-	-	-	584	-	584
Compensation related to shares and options granted to service providers	2,025,000	* -	17,506	-	-	17,506
Net loss	-	-	-	-	(18,840)	(18,840)

Balance as of March 31, 2005	20,867,808	$1	$25,101	$(5,395)	$(19,003)	$704

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

8

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit accumulated	Total
			Additional	Deferred	during the	stockholders'
	Common stock		paid-in	Stock - based	development	equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of March 31, 2005	20,867,808	$1	$25,101	$(5,395)	$(19,003)	$704
Stock issued on May 12, 2005 for private placement at $0.8 per share	186,875	* -	149	-	-	149
Stock issued on July 27, 2005 for private placement at $0.6 per share	165,000	* -	99	-	-	99
Stock issued on September 30, 2005 for private placement at $0.8 per share	312,500	* -	225	-	-	225
Stock issued on December 7, 2005 for private placement at $0.8 per share	187,500	* -	135	-	-	135
Forfeiture of options granted to employees	-	-	(3,363)	3,363	-	-
Deferred stock-based compensation related to shares and options granted to directors and employees	200,000	* -	486	(486)	-	-
Amortization of deferred stock-based compensation related to options and shares granted to employees and directors	-	-	51	1,123	-	1,174
Stock-based compensation related to options and shares granted to service providers	934,904	* -	662	-	-	662
Reclassification due to application of ASC 815-40-25 (formerly EITF 00-19)	-	-	(7,906)			(7,906)
Beneficial conversion feature related to a convertible bridge loan	-	-	164	-	-	164
Net loss	-	-	-	-	(3,317)	(3,317)
Balance as of March 31, 2006	22,854,587	$1	$15,803	$(1,395)	$(22,320)	$(7,911)
Elimination of deferred stock compensation due to implementation of ASC 718-10 (formerly SFAS 123(R))	-	-	(1,395)	1,395	-	-
Stock-based compensation related to shares and options granted to directors and employees	200,000	* -	1,168	-	-	1,168
Reclassification due to application of ASC 815-40-25 (formerly EITF 00-19)	-	-	7,191	-	-	7,191
Stock-based compensation related to options and shares granted to service providers	1,147,225	-	453	-	-	453
Warrants issued to convertible note holder	-	-	11	-	-	11
Warrants issued to loan holder	-	-	110	-	-	110
Beneficial conversion feature related to convertible bridge loans	-	-	1,086	-	-	1,086
Net loss	-	-	-	-	(3,924)	(3,924)
Balance as of December 31, 2006	24,201,812	$1	$24,427	$-	$(26,244)	$(1,816)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

9

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit accumulated	Total
			Additional	Deferred	during the	stockholders'
	Common stock		paid-in	Stock - based	development	equity
	Number	Capital	compensation	stage	stage	(deficiency)

Balance as of December 31, 2006	24,201,812	$1	$24,427	$-	$(26,244)	$(1,816)
Stock-based compensation related to options and shares granted to service providers	544,095		1,446	-	-	1,446
Warrants issued to convertible note holder	-	-	109	-	-	109
Stock-based compensation related to shares and options granted to directors and employees	200,000	* -	1,232	-	-	1,232
Beneficial conversion feature related to convertible loans	-	-	407	-	-	407
Conversion of convertible loans	725,881	* -	224	-	-	224
Exercise of warrants	3,832,621	* -	214	-	-	214
Stock issued for private placement at $0.1818 per unit, net of finder's fee	11,500,000	1	1,999	-	-	2,000
Net loss	-	-	-	-	(6,244)	(6,244)

Balance as of December 31, 2007	41,004,409	$2	$30,058	$-	$(32,488)	$(2,428)
Stock-based compensation related to options and stock granted to service providers	90,000	-	33	-	-	33
Stock-based compensation related to stock and options granted to directors and employees	-	-	731	-	-	731
Conversion of convertible loans	3,644,610	* -	1,276	-	-	1,276
Exercise of warrants	1,860,000	* -	-	-	-	-
Exercise of options	17,399	* -	3	-	-	3
Stock issued for private placement at $0.1818 per unit, net of finder's fee	8,625,000	1	1,499	-	-	1,500
Subscription of shares for private placement at $0.1818 per unit	-	-	281	-	-	281
Net loss	-	-	-	-	(3,472)	(3,472)
Balance as of December 31, 2008	55,241,418	$3	$33,881	$-	$(35,960)	$(2,076)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

10

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

	Common stock			Additional paid-in	Deferred stock - based	Deficit accumulated during the development	Total stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of December 31, 2008	55,241,418	$3		$33,881	$-	$(35,960)	$(2,076)

Stock-based compensation related to options and stock granted to service providers	5,284,284	(*	)	775	-	-	775
Stock-based compensation related to stock and options granted to directors and employees	-	-		409	-	-	409
Conversion of convertible loans	2,500,000	(*	)	200	-	-	200
Exercise of warrants	3,366,783	(*	)	-	-	-	-
Stock issued for amendment of private placement	9,916,667	1		-	-	-	1
Subscription of shares	-	-		729	-	-	729
Net loss	-	-		-	-	$(1,781)	(1,781)

Balance as of December 31, 2009	76,309,152	$4		$35,994	$-	$(37,741)	$(1,743)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

11

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit
					accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of December 31, 2009	76,309,152	$4	$35,994	$-	$(37,741)	$(1,743)
Stock-based compensation related to options and stock granted to service providers	443,333	* -	96	-	-	96
Stock-based compensation related to stock and options granted to directors and employees	466,667	* -	388	-	-	388
Stock issued for amendment of private placement	7,250,000	1	1,750	-	-	1,751
Conversion of convertible note	402,385	* -	135	-	-	135
Conversion of convertible loans	1,016,109	* -	189	-	-	189
Issuance of shares	2,475,000		400			400
Exercise of options	1,540,885	* -	77	-	-	77
Exercise of warrants	3,929,446	* -	11	-	-	11
Subscription of shares for private placement at $0.12 per unit		-	455	-	-	455
Conversion of trade payable to stock		-	201	-	-	201
Issuance of shares on account of previously subscribed shares	2,000,001	* -	-	-	-	-
Net loss					(2,419)	(2,419)

Balance as of December 31, 2010	95,832,978	$5	$39,696	$-	$(40,160)	$(459)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

12

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit
					Accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	Stage	(deficiency)

Balance as of December 31, 2010	95,832,978	$5	$39,696	$-	$(40,160)	$(459)

Stock-based compensation related to options and stock granted to service providers	474,203	-	449	-	-	449
Stock-based compensation related to stock and options granted to directors and employees	2,025,040	-	1,135	-	-	1,135
Conversion of convertible note	755,594	-	140	-	-	140
Exercise of options	1,648,728	-	243	-	-	243
Exercise of warrants	1,046,834	-	272	-	-	272
Issuance of shares for private placement	14,160,933	1	3,601	-	-	3,602
Issuance of shares on account of previously subscribed shares	10,499,999	-	24	-	-	24
Net loss	-	-	-	-	(3,918)	(3,918)

Balance as of December 31, 2011	126,444,309	$6	$45,560	$-	$(44,078)	$1,488

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

13

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated
	Common stock			Additional paid-in	Deferred Stock - based	during the development	Total stockholders'
	Number	Amount		capital	compensation	stage	equity

Balance as of December 31, 2011	126,444,309	$6		$45,560	$-	$(44,078)	$1,488

Stock-based compensation related to options and stock granted to service providers	794,423	-		195	-	-	195
Stock-based compensation related to stock and options granted to directors and employees	885,000	-		560	-	-	560
Exercise of options	1,182,606	(*	)	137	-	-	137
Exercise of warrants	959,729	(*	)	9	-	-	9
Issuance of shares for private placement	19,818,968	1		5,022		-	5,023
Net loss	-	-		-	-	(3,430)	(3,430)

Balance as of December 31, 2012	150,085,035	$7		$51,483	$-	$(47,508)	$3,982

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

14

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

U.S. dollars in thousands

(Except share data)

					Deficit
					accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of December 31, 2012	150,085,035	$7	$51,483	$-	$(47,508)	$3,982

Stock-based compensation related to options and stock granted to service providers	809,6961	-	98	-	-	98
Stock-based compensation related to stock and options granted to directors and employees	-	-	203	-	-	203
Issuance of shares for private placement	833,334	-	250	-	-	250
Conversion of convertible loan	126,111	-	30	-	-	30
Net loss		-	-	-	(1,082)	(1,082)

Balance as of March 31, 2013	151,854,176	7	52,064	-	(48,590)	3,481

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

15

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

(Except share data)

	Three months ended March 31,		Period from September 22, 2000 (inception date) through March 31,
	2013	2012	2013 (*)
	Unaudited		Unaudited
Cash flows from operating activities:
Net loss	(1,082)	(872)	(48,590)
Less - loss for the period from discontinued operations	-	-	164
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of deferred charges	33	38	1,191
Severance pay, net	(2)	1	15
Accrued interest on loans	-	-	451
Amortization of discount on short-term loans	-	-	1,864
Change in fair value of options and warrants	-	-	(795)
Expenses related to shares and options granted to service providers	128	4	21,809
Amortization of deferred stock-based compensation related to options granted to employees	203	177	7,584
Decrease (increase) in accounts receivable and prepaid expenses	128	(249)	(660)
Increase (decrease) in trade payables and convertible note	(112)	81	719
Increase in other accounts payable and accrued expenses	34	74	1,321
Erosion of restricted cash	-	-	(6)
Net cash used in continuing operating activities	(670)	(746)	(14,933)
Net cash used in discontinued operating activities	-	-	(23)
Total net cash used in operating activities	(670)	(746)	(14,956)

Cash flows from investing activities:
Purchase of property and equipment	(20)	(52)	(1,243)
Restricted cash	-	-	6
Investment in short-term deposit	997	-	(1,772)
Investment in lease deposit	(6)	-	(23)
Net cash used in continuing investing activities	971	(52)	(3,032)
Net cash used in discontinued investing activities	-	-	(16)
Total net cash used in (provided by) investing activities	971	(52)	(3,048)

Cash flows from financing activities:
Proceeds from issuance of Common stock, net	250	-	17,592
Proceeds from loans, notes and issuance of warrants, net	-	-	2,061
Proceeds from exercise of warrants and options	-	20	777
Repayment of short-term loans	-	-	(601)
Net cash provided by continuing financing activities	250	20	19,829
Net cash provided by discontinued financing activities	-	-	43
Total net cash provided by financing activities	250	20	19,872
Increase in cash and cash equivalents	551	(778)	1,868
Cash and cash equivalents at the beginning of the period	1,317	1,923	-
Cash and cash equivalents at end of the period	1,868	1,145	1,868

(*) Out of the which, cash flows used in discontinued operating activities of $36, cash flows used in discontinued investing activities of $16 and cash flows provided in discontinued financing activities of $57, relating to the period from inception to March 31, 2004, is unaudited.

The accompanying notes are an integral part of the consolidated financial statements.

16

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 1 -	GENERAL

A.	Brainstorm Cell Therapeutics Inc. (formerly: Golden Hand Resources Inc. - the "Company") was incorporated in the State of Washington on September 22, 2000.

B.	On May 21, 2004, the former major stockholders of the Company entered into a purchase agreement with a group of private investors, who purchased from the former major stockholders 6,880,000 shares of the then issued and outstanding 10,238,000 shares of Common Stock.

C.	On July 8, 2004, the Company entered into a licensing agreement with Ramot of Tel Aviv University Ltd. ("Ramot"), to acquire certain stem cell technology (see Note 4). Subsequent to this agreement, the Company decided to focus on the development of novel cell therapies for neurodegenerative diseases based on the acquired technology and research to be conducted and funded by the Company.

Following the licensing agreement dated July 8, 2004, the management of the Company decided to abandon all old activities related to the sale of the digital data recorder product. The discontinuation of this activity was accounted for under the provision of Statement of Financial Accounting Standard ASC 360-10, "Accounting for the Impairment or Disposal of Long-Lived Assets".

D.	On October 25, 2004, the Company formed a wholly-owned subsidiary in Israel, Brainstorm Cell Therapeutics Ltd. ("BCT").

E.	On November 18, 2004, the Company changed its name from Golden Hand Resources Inc. to Brainstorm Cell Therapeutics Inc. to better reflect its new line of business in the development of novel cell therapies for neurodegenerative diseases. BCT, as defined above, owns all operational property and equipment.

The Common Stock is registered and publicly traded on the OTC Markets Group service of the National Association of Securities Dealers, Inc. under the symbol BCLI.

F.	On September 17, 2006, the Company changed the Company's fiscal year-end from March 31 to December 31.

G.	In December 2006, the Company changed its state of incorporation from Washington to Delaware.

H.	Since its inception, the Company has devoted substantially all of its efforts to research and development, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, "Accounting and reporting by development Stage Enterprises" ASC 915-10.

I.	In October 2010, the Israeli Ministry of Health (“MOH”) granted clearance for a Phase I/II clinical trial using the Company’s autologous NurOwn stem cell therapy in patients with amyotrophic lateral sclerosis (“ALS”), subject to some additional process specifications as well as completion of the sterility validation study for tests performed.

On February 23, 2011, the Company submitted, to the MOH, all the required documents. Following approval of the MOH, a Phase I/II clinical study for ALS patients using the Company’s autologous NurOwn stem cell therapy (the “Clinical Trial”) was initiated in June 2011.

J.	In February 2011, the U.S. Food and Drug Administration (“FDA”) granted orphan drug designation to the Company’s NurOwn autologous adult stem cell product for the treatment of ALS.

17

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 1 -	GENERAL (Cont.)

K.	On February 19, 2013, Brainstorm Ltd established a wholly-owned subsidiary, Brainstorm Cell Therapeutics UK Ltd. (“Brainstorm UK”). Brainstorm UK will act on behalf of the parent Company in the EU.

L.	On February 21, 2013, Brainstorm UK filed a request for Orphan Medicinal Product Designation by the European Medicine Agency (EMA) for its Autologous Bone Marrow derived Mesenchyme Stromal cells Secreting Neurotropic factors (MSC-NTF, NurOwn).

GOING CONCERN:

As reflected in the accompanying financial statements, the Company’s operations for the three months ended March 31, 2013, resulted in a net loss of $1,082. The Company’s balance sheet reflects an accumulated deficit of $48,590. These conditions, together with the fact that the Company is a development stage Company and has no revenues nor are revenues expected in the near future, raise substantial doubt about the Company's ability to continue to operate as a going concern. The Company’s ability to continue operating as a “going concern” is dependent on several factors, among them is its ability to raise sufficient additional working capital.

In 2009, the Company decided to focus only on the effort to commence clinical trials for ALS and such trials did commence in 2011.

In July 2012, the Company raised $4.9 million, net, in a public offering (See Note 6B (i)). However, there can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2012 are applied consistently in these financial statements.

NOTE 3 -	UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in a condensed format and include the consolidated financial operations of the Company and its wholly-owned subsidiary as of March 31, 2013 and for the three months then ended, in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2013, are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

NOTE 4 -	RESEARCH AND LICENSE AGREEMENT

The Company has a Research and License Agreement, as amended and restated, with Ramot. The Company obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding the Company's payment obligations under the Research and License Agreement and waived all claims against the Company resulting from the Company's previous defaults and non-payment under the Research and License Agreement. The waiver and release amended and restated the original payment schedule under the original agreement providing for payments during the initial research period and additional payments for any extended research period.

As of December 24, 2009, the Company had paid to Ramot $400 but did not make payments totaling $240 for the initial research period and payments totaling $380 for the extended research period.

18

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 4 -	RESEARCH AND LICENSE AGREEMENT (Cont.)

On December 24, 2009, the Company and Ramot entered into a settlement agreement which amended the Research and License Agreement, as amended and restated pursuant to which, among other things, the following matters were agreed upon:

a)	Ramot released the Company from its obligation to fund the extended research period in the total amount of $1,140. Therefore, the Company reversed an amount in 2009, equal to $760, from it research and development expenses that were previously expensed.

b)	Past due amounts of $240 for the initial research period plus interest of $32 owed by the Company to Ramot was converted into 1,120,000 shares of common stock on December 30, 2009. Ramot was required to deposit the shares with a broker and only sell the shares in the open market after 185 days from the issuance date.

c)	In the event that the total proceeds generated by sales of the shares on December 31, 2010, together with the March 31, 2010 payment, were less than $240 on or prior to December 31, 2010, then on such date the Company would pay to Ramot the difference between the proceeds that Ramot has received from sales of the shares up to such date together with the September Payment (if any) that has been transferred to Ramot up to such date, and $240. Related compensation in the amount of $51 was recorded as research and development expenses.

In January 2011, Ramot sold an additional 167,530 shares of Common Stock of the Company, for $35, which finalized the sale of the 1,120,000 Common Stock of the Company granted to Ramot for $235. In February 2011, the Company paid the remaining $5 and finalized the balance due to Ramot according to the settlement agreement between the parties dated December 24, 2009.

The Company is to pay Ramot royalties on Net Sales on a Licensed Product by Licensed Product and jurisdiction by jurisdiction basis as follow:

a)	So long as the making, producing, manufacturing, using, marketing, selling, importing or exporting of such Licensed Product is covered by a Valid Claim or is covered by Orphan Drug Status in such jurisdiction – 5% of all Net Sales.

b)	In the event the making, producing, manufacturing, using, marketing, selling, importing or exporting of such Licensed Product is not covered by a Valid Claim and not covered by Orphan Drug status in such jurisdiction – 3% of all Net Sales until the expiration of 15 years from the date of the First Commercial Sale of such Licensed Product in such jurisdiction.

NOTE 5 -	CONSULTING AGREEMENTS

A.	On July 8, 2004, the Company entered into two consulting agreements with Prof. Eldad Melamed and Dr. Daniel Offen (together, the "Consultants"), under which the Consultants provide the Company scientific and medical consulting services in consideration for a monthly payment of $6 each. In addition, the Company granted each of the Consultants, a fully vested warrant to purchase 1,097,215 shares of Common Stock at an exercise price of $0.01 per share. The warrants issued pursuant to the agreement were issued to the Consultants effective as of November 4, 2004. Each of the warrants is exercisable for a seven-year period beginning on November 4, 2005. As of September 2010, all the above warrants had been exercised. In June 2012 an amendment was signed with Dr. Daniel Offen, according to which the company pays Daniel Offen a monthly payment of $6, out of which $3 in cash and $3 by grant of Company stock.

B.	On December 16, 2010, the Company approved a grant of 1,100,000 shares of the Company's Common Stock to the two Consultants, for services rendered through December 31, 2010. Related compensation in the amount of $220 was recorded as research and development expense. A sum of $487 was cancelled concurrently with the issuance of the 1,100,000 shares of Common Stock of the Company.

19

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 5 -	CONSULTING AGREEMENTS (Cont.)

C.	On June 27, 2011, the Company approved an additional grant of 400,000 shares of the Company's Common Stock to Prof. Daniel Offen, for services rendered through December 31, 2009. Related compensation in the amount of $192 was recorded as research and development expense.

D.	On August 1, 2012, the Company approved an additional grant of 623,077 shares of the Company's Common Stock to the Consultants, for services rendered from January 1, 2011 through June 30, 2012. Related compensation in the amount of $162 was recorded as research and development expense.

E.	On January 16, 2013, the Company granted the Consultants an aggregate of 216,000 shares of Common Stock for their services from January 1, 2012 through December 31, 2012. Related compensation in the amount of $54 was recorded as research and development expense.

NOTE 6 -	STOCK CAPITAL

A.	The rights of Common Stock are as follows:

Holders of Common Stock have the right to receive notice to participate and vote in general meetings of the Company, the right to a share in the excess of assets upon liquidation of the Company and the right to receive dividends, if declared.

The Common Stock is registered and publicly traded on the OTC Markets Group service of the National Association of Securities Dealers, Inc. under the symbol BCLI.

B.	Issuance of shares, warrants and options:

1.	Private placements and public offering:

(a)	During 2004 and 2005 the Company issued, in separate transactions, 8,861,875 shares of Common Stock of the Company for total proceeds of $308

(b)	On February 23, 2005, the Company completed a private placement for sale of 1,894,808 units for total proceeds of $1,418. Each unit consisted of one share of Common Stock and a three-year warrant to purchase one share of Common Stock at $2.50 per share. This private placement was consummated in three tranches which closed in October 2004, November 2004 and February 2005. All warrants are no longer valid

(c)	On August 11, 2005, the Company signed a private placement agreement with investors for the sale of up to 1,250,000 units at a price of $0.80 per unit. Each unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock at $1.00 per share. The warrants were exercisable for a period of three years from issuance. On September 30, 2005, the Company sold 312,500 units for total net proceeds of $225. On December 7, 2005, the Company sold 187,500 units for total net proceeds of $135. All warrants are no longer valid.

20

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL

B.	Issuance of shares, warrants and options: (Cont.)

1.	Private placements and public offering: (Cont.)

(d)	In July 2007, the Company entered into an investment agreement, that was amended in August 2009, according to which for an aggregate subscription price of up to $5 million, the Company issued 41,666,667 shares of Common Stock and a warrant to purchase 10,083,333 shares of the Company's common stock at an exercise price of $0.20 per share and a warrant to purchase 20,166,667 shares of common stock at an exercise price of $0.29 per share. The warrants may be exercised at any time and expire on November 5, 2013.

In January 2011, the Company and an investor signed an agreement to balance the remaining amount due to the investor, totaling $22, against the remaining balance of the investment and the Company issued the above shares and warrants.

In addition, the Company issued an aggregate of 1,250,000 shares of Common Stock to a related party as an introduction fee for the investment. As of the balance sheet date, no warrants have been exercised.

(e)	In January 2010, the Company issued 1,250,000 units to a private investor for total proceeds of $250. Each unit consisted of one share of Common Stock and a two-year warrant to purchase one share of Common Stock at $0.50 per share. All warrants are no longer valid.

(f)	In February 2010, the Company issued 6,000,000 shares of Common Stock to three investors (2,000,000 to each investor) and warrants to purchase an aggregate of 3,000,000 shares of Common Stock (1,000,000 to each investor) with an exercise price of $0.50 for aggregate proceeds of $1,500 ($500 each).

(g)	In February 2011, the Company issued 833,333 shares of Common Stock, at a price of $0.30 per share, and a warrant to purchase 641,026 shares of the Company's Common Stock at an exercise price of $0.39 per share exercisable for one year for total proceeds of $250. The warrants are no longer valid.

(h)	On February 23, 2011, the Company entered into an investment agreement, pursuant to which the Company agreed to sell up to 12,815,000 shares of Common Stock, for an aggregate subscription price of up to $3.6 million and warrants to purchase up to 19,222,500 shares of Common Stock as follows: warrant to purchase 12,815,000 shares of Common Stock at $0.5 per share for two years, and warrants to purchase 6,407,500 shares of Common Stock at $0.28 per share for one year, out of which 946,834 were exercised, and 5,460,666 were cancelled.

In addition, the Company agreed to pay 10% of the funds received for the distribution services received, out of this amount, 4% was be paid in stock and the remaining 6% in cash. Accordingly, in March 2011, the Company issued 512,600 shares of Common Stock and paid $231.

21

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

1.	Private placements and public offering: (Cont.)

(I)	On July 17, 2012, the Company raised $5.7 million gross proceeds through a public offering (“Public Offering”) of its common stock. The Company issued a total of 19,818,968 common stock of $0.00005 par value, ($0.29 per share) and 14,864,228 warrants to purchase 0.75 shares of Common Stock for every share purchased in the Public Offering, at an exercise price of $0.29 per share. The Warrants are exercisable until the 30 month anniversary of the date of issuance. After deducting closing costs and fees, the Company received net proceeds of approximately $4.9 million.

The Company paid to the Placement Agency, Maxim Group LLC (the “Placement Agent”) a cash fee equal to 6% of the gross proceeds of the Public Offering and a corporate finance fee of 1% of the gross proceeds of the Public Offering, as well as fees and expenses of the Placement Agent of $1,000.  In addition, the Company issued to the Placement Agent a two year warrant to purchase up to 493,966 shares of Common Stock (equal to 3% of the number of shares sold in the Public Offering), with an exercise price equal to $0.348 (120% of the Public offering price). The Warrants are exercisable until the 30 month anniversary of the date of issuance. In addition, the Company issued to Leader Underwriters (1993) Ltd, warrants to purchase 232,758 shares of Common stock, at an exercise price of $0.29 per share. The warrants are exercisable until the 30 month anniversary of the date of issuance.

(j)	On February 4, 2013, the Company issued 126,111 shares of Common Stock to an investor, according to a settlement agreement, for the correction of the conversion rate of a $200 convertible loan. The convertible loan was issued in 2006 and converted in 2010.

(k)	On February 7, 2013, the Company issued 833,334 units to a private investor for total proceeds of $250. Each unit consisted of one share of Common Stock and a warrant to purchase one share of Common Stock at $0.50 per share exercisable for 32 months.

22

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors:

(a)	Options to employees and directors:

On November 25, 2004, the Company's stockholders approved the 2004 Global Stock Option Plan and the Israeli Appendix thereto (which applies solely to participants who are residents of Israel) and on March 28, 2005, the Company's stockholders approved the 2005 U.S. Stock Option and Incentive Plan, and the reservation of 9,143,462 shares of Common Stock for issuance in the aggregate under these stock plans.

Each option granted under the plans is exercisable until the earlier of ten years from the date of grant of the option or the expiration dates of the respective option plans. The 2004 and 2005 options plans will expire on November 25, 2014 and March 28, 2015, respectively. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised. The options vest primarily over three years. Any options that are canceled or forfeited before expiration become available for future grants.

In June 2008, June 2011 and in June 2012, the Company's stockholders approved increases in the number of shares of common stock available for issuance under these stock option plans by 5,000,000, 5,000,000 and 9,000,000 shares, respectively.

From 2005 through 2009, the Company granted its directors options to purchase 800,000 (in total) shares of Common Stock of the Company at an exercise price of $0.15 per share. The options are fully vested and will expire after 10 years.

On June 22, 2006, the Company entered into an amendment to the Company's option agreement with two of its employees. The amendment changed the exercise price of 270,000 options granted to them from $0.75 to $0.15 per share. The excess of the fair value resulting from the modification, in the amount of $2, was recorded as general and administration expense over the remaining vesting period of the options.

On October 23, 2007, the Company granted to its former Chief Executive Officer an option to purchase 1,000,000 shares of Common Stock at an exercise price of $0.87 per share. On November 5, 2008, the Company amended the exercise price to $0.15 per share. The option is fully vested and expires after 10 years. The total compensation related to the option is $737, which was recorded as general and administrative expense. The options were all exercised for $150.

On June 29, 2009, the Company granted to its former Chief Executive Officer and director an option to purchase 1,000,000 shares of Common Stock at an exercise price of $0.067 per share. The option vests with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant and expires after 10 years. Out of which 483,333 were exercised for $32 and 516,667 were cancelled.

The total compensation related to the option is $68, which is amortized over the vesting period as general and administrative expense. In February 2011, the former CEO resigned. On July 25, 2011, the Company signed a settlement agreement with the former CEO under which 483,333 shares out of the above grant became fully vested and exercisable through April 30, 2012. An additional $30 was written as compensation in general and administrative expense.

23

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

(a)	Options to employees and directors: (Cont.)

In April 2012, the former CEO exercised the option to 483,333 shares of Common Stock for an exercise price of $32.

On June 29, 2009, the Company granted to its former Chief Financial Officer an option to purchase 200,000 shares of Common Stock at an exercise price of $0.067 per share. The option vested with respect to 1/3 of the shares subject to the option. In connection with the former Chief Financial Officer’s resignation, 2/3 of the above shares were cancelled and the remaining 66,667 were exercised for $4.

On April 13, 2010, the Company, Abraham Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement (the “Agreement”) pursuant to which Prof. Israeli agreed, during the term of the Agreement, to serve as (i) the Company’s Clinical Trials Advisor and (ii) a member of the Company’s Board of Directors.

In consideration of the services to be provided by Prof. Israeli to the Company under the Agreement, the Company agreed to grant equity annually during the term of the Agreement for the purchase of its Common Stock, as follows:

•	An option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Prof. Israeli; and

•	A warrant for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit,

Such options and warrants will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

Accordingly, the Company granted to Prof. Israeli in each of April 2010, June 2011 and April 2012, an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. The aggregated compensation related to such warrants recorded as of December 31, 2012 is $126 was classified as general and administrative expense.

In addition, the Company granted Hadasit, in each of April 2010, June 2011 and April 2012, a warrant to purchase 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share. The aggregated compensation related to the options recorded as of December 31, 2012 is $24 was classified as research and development expense.

On December 16, 2010, the Company granted to two of its directors an option to purchase 400,000 shares of Common Stock at an exercise price of $0.15 per share. The options are fully vested and are exercisable for a period of 10 years. The compensation related to the option, in the amount of $78, was recorded as general and administrative expense.

On December 16, 2010, the Company approved the grant to its three Scientific Board members 300,000 shares of Common Stock of the Company. The compensation related to the option, in the amount of $60, was recorded as research and development expense.

24

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

(a)	Options to employees and directors: (Cont.)

In January 2011, the Company granted to its former CEO, an option to purchase 450,000 shares of Common Stock of the Company at $0.20 per share. The total compensation related to the option is $177, which is amortized over the vesting period as general and administrative expense.

On June 27, 2011, the Company granted to three of its directors options to purchase an aggregate of 634,999 shares of Common Stock of the Company at $0.15 per share. The total compensation related to the option was $287, which is amortized over the vesting period as general and administrative expense.

On August 10, 2011, the Company granted to its CEO, an option to purchase 70,000 shares of Common Stock of the Company at $0.20 per share. The total compensation related to the option was $26, which was amortized as general and administrative expense.

On August 1, 2012, the Company granted to three of its directors options to purchase an aggregate of 460,000 shares of Common Stock of the Company at $0.15 per share. The total compensation related to the option was $105, which is amortized over the vesting period as general and administrative expense.

On August 1, 2012, the Company granted to its former CEO, an option to purchase 70,000 shares of Common Stock of the Company at $0.26 per share. The total compensation expense related to the option was $16, which was amortized as general and administrative expense.

On January 24, 2013, the Company granted its new Chief Executive Officer an option to purchase 4,000,000 shares of Common Stock at an exercise price of $0.29 per share. The option will vest 33% of the shares subject thereto on the first anniversary of the date of grant and the remainder shall vest over 36 consecutive months.

The Company also agreed in the Employment Agreement dated January 24, 2013 to grant its Chief Executive Officer an additional option to purchase 2,000,000 shares of Common Stock, if certain conditions precedent occur prior to January 24 2014. Such option, which has not been granted at this time, would have an exercise price of $0.29 per share and vest as to 33.33% of the number of shares after one year, and the remainder of the shares would become exercisable in 36 consecutive, equal monthly installments thereafter.

25

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

(a)	Options to employees and directors: (Cont.)

A summary of the Company's option activity related to options to employees and directors, and related information is as follows:

	For the three months ended March 31, 2013
	Amount of options	Weighted average exercise price	Aggregate intrinsic value
		$	$

Outstanding at beginning of period	4,751,665	0.18
Granted	4,000,000	0.29
Exercised	-	-
Cancelled	-	-

Outstanding at end of period	8,751,665	0.23	175,033

Vested and expected-to-vest at end of period	4,187,360	0.18	293,115

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the fair market value of the Company’s shares on March 31, 2013 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on March 31, 2013.

26

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

(b)	Restricted shares to directors:

From May 2006 through April 2007, the Company issued to its directors 400,000 restricted shares of Common Stock (100,000 each). The restrictions on the shares have fully lapsed. The compensation related to the stocks issued amounted to $198, which was amortized over the vesting period as general and administrative expenses. On August 27, 2008, the Company issued to its director 960,000 shares of Common Stock upon a cashless exercise by a shareholder of a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $.01 per share that was acquired by the shareholder from Ramot. The shares were allocated to the director by the shareholder.

In May and June 2010, based on a board resolution dated June 29, 2009, the Company issued to three directors, three of its Scientific Advisory Board members and two of its Advisory Board members 800,000 restricted shares of Common Stock. The shares will vest in three annual and equal portions commencing with the grant date.

On December 16, 2010, the Company approved a grant to two of its directors 400,000 (total) shares of Common Stock. Related compensation in the amount of $80 was recorded as general and administrative costs in 2010. These shares were actually granted in June 2011, and an additional related compensation in the amount of $112 was recorded as general and administrative expense.

On June 27, 2011, the Company granted to two of its directors 476,666 (total) shares of Common Stock, which shares are fully vested as of March 31, 2013. Related compensation in the amount of $229 will be recorded as general and administrative expense.

On August 22, 2011, the Company entered into an agreement with Chen Schor (the “Executive Director Agreement”) pursuant to which the Company granted to Mr. Schor 923,374 shares of restricted Common Stock of the Company.   The shares will vest over 3 years - 1/3 upon each anniversary of the Grant Date. In addition, the Company will pay $15 per quarter to Mr. Schor for his services as an Executive Board Member.

In August 2011, the Company issued to three of its Scientific Advisory Board members and three of its Advisory Board members a total of 300,000 restricted shares of Common Stock. The shares will vest in equal monthly portions over the service period.

In November 2011, the Company issued to four of its Advisory Board members a total of 500,000 restricted shares of Common Stock. The shares will vest in equal monthly portions over the service period.

In addition, in November 2011, the Company issued to a former director 250,000 shares of Common Stock. Related compensation in the amount of $70 was recorded as general and administrative expense.

27

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

(a)	Restricted shares to directors: (Cont.)

In August 2012, the Company issued to two directors, four of its Scientific Advisory Board members and three of its Advisory Board members a total of 885,000 restricted shares of Common Stock. The shares will vest in 12 equal monthly portions over the service period. Related compensation in the amount of $198 will be recorded as general and administrative expense.

3.	Shares and warrants to investors and service providers:

The Company accounts for shares and warrant grants issued to non-employees using the guidance of ASC 505-50, "Equity-Based Payments to Non-Employees" (EITTF 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services"), whereby the fair value of such option and warrant grants is determined using a Black-Scholes options pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

a)	Warrants to investors and service providers and investors:

Issuance date	Number of warrants issued	Exercised	Forfeited	Outstanding	Exercise Price $	Warrants exercisable	Exercisable through

November-December 2004	14,600,845	14,396,010	204,835	-	0.00005 - 0.01	-	-
February-December 2005	3,058,471	173,000	2,548,308	337,163	0.15 - 2.5	337,163	Jun - Dec 2015
February-December 2006	1,686,355	727,696	478,659	480,000	0.005 – 1.5	480,000	Feb - May 2016
March 2007	14,803,300		1,003,300	13,800,000	0.15 - 0.47	13,800,000	Nov 2013 – Oct 2017
April 2008	9,175,000			9,175,000	0.15 - 0.29	9,175,000	Nov 2013 – Sep 2018
Apr-Oct 2009	4,937,500	100,000		4,837,500	0.067 – 0.29	4,837,500	Nov 2013 – Oct 2019
January 2010	1,250,000		1,250,000	-	0.5	-	-
February 2010	125,000	125,000		-	0.01	-	-
February 2010	3,000,000		3,000,000	-	0.5	-	-
February 2010	1,500,000			1,500,000		500,000	Feb 2020
April 2010	33,334			33,334	0.00005	33,334	Apr 2020
January 2011	4,537,500			4,537,500	0.29	4,537,500	Nov 2013
February 2011	641,026		641,026	-	0.39	-	-
February 2011	6,407,500	946,834	5,460,666	-	0.28	-	-
February 2011	12,815,000			12,815,000	0.5	12,815,000	Feb 2013
April 2011	33,334			33,334	0.01	33,334	Apr 2021
April 2012	33,334			33,334	0.01	30,556	Apr 2022
July 2012	493,966			493,966	0.348	493,966	Jul 2014
July 2012	232,758			232,758	0.29	232,758	Jan 2015
July 2012	14,864,228			14,864,228	0.29	14,864,228	Jan 2015
Feb 2013	833,334			833,334	0.5	833,334	Oct 2015
	95,061,785	16,468,540	14,586,794	64,006,451		63,003,673

28

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

(a)	Warrants to investors and service providers and investors:

The fair value for the warrants to service providers was estimated on the measurement date determined using a Black-Scholes option pricing model, with the following weighted-average assumptions for the year ended December 31, 2010; weighted average volatility of 140%, risk free interest rates of 2.39%-3.14%, dividend yields of 0% and a weighted average life of the options of 5-5.5 and 1-9 years. There were no grants to service providers during 2012 and 2013 using Black-Scholes calculation.

(b)	Shares:

On June 1 and June 4, 2004, the Company issued 40,000 and 150,000 shares of Common Stock for 12 months of filing services and legal and due-diligence services, respectively, with respect to a private placement. Compensation expense related to filing services, totaling $26, was amortized over a 12-month period. Compensation related to legal services, totaling $105 was recorded as equity issuance cost and had no effect on the statement of operations.

On February 10, 2005, the Company signed an agreement with one of its service providers under which the Company issued to the service provider 100,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan of the Company. All restrictions on these shares have lapsed.

In March and in April 2005, the Company signed an agreement with four members of its Scientific Advisory Board under which the Company issued to the members of the Scientific Advisory Board 400,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan (100,000 each). All restrictions on these shares have lapsed.

Between the years 2004 through 2009, the Company issued to several services providers, in separate transactions, 3,045,508 shares of Common Stock in total. The total related compensation, in the amount of $758, was recorded as general and administrative expense.

On March 5, 2007, the Company issued a $150 Convertible Promissory Note to a third party. Interest on the note accrued at the rate of 8% per annum for the first year and 10% per annum after the first year. On January 27, 2010, the third party converted the entire accrued principle and interest outstanding under the note, amounting to $189, into 1,016,109 shares of Common Stock.

On October 29, 2007, the Company issued to a Scientific Advisory Board member 80,000 shares of the Company’s Common Stock for scientific services. Compensation of $67 was recorded as research and development expense.

On May 20, 2008, the Company issued to its finance advisor 90,000 shares of the Company's common stock. The shares are for $35 payable to the finance advisor for introduction fee of past convertible loans. Related compensation in the amount of $36 is recorded as finance expenses.

29

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

(b)	Shares: (Cont.)

On April 5, 2009, the Company issued to its Chief Technology Advisor 1,800,000 shares of Common Stock. The shares are for $180 payable to the advisor. Related compensation in the amount of $144 was recorded as research and development expense.

On October 1, 2009, the Company issued to its service provider 150,000 shares of the Company's Common Stock. The shares are for financial and investor relation services done by the provider. Related compensation in the amount of $51 is recorded as general and administrative expense.

On October 2, 2009, the Company issued to its service provider 1,250,000 shares of the Company's Common Stock. The shares are for investor and public relation services. Related compensation in the amount of $400 was recorded as general and administrative expense.

On December 30, 2009, the Company issued to Ramot 1,120,000 shares of the Company's Common Stock (See Note 4).

On December 13, 2009, the Company issued a $135 Convertible Promissory Note to it legal advisor for $217 in legal fees accrued through October 31, 2009. Interest on the note accrued at the rate of 4%.

On January 5, 2010, the Company issued to its public relations advisor 50,000 shares of the Company's Common Stock for six months service. The issuance of the shares is part of the agreement with the public relations advisor that entitles it to a monthly grant of 8,333 shares of the Company's Common Stock. Related compensation in the amount of $12 was recorded as general and administrative expense.

On January 6, 2010, the Company issued to its service provider 60,000 shares of the Company's Common Stock. The shares are for $15 payable to the service provider for insurance and risk management consulting and agency services for three years. Related compensation in the amount of $16 was recorded as general and administrative expense.

On February 19, 2010, the Company's legal advisor converted the entire accrued principal and interest amount outstanding under the note into 402,385 shares of Common Stock.

On April 6, 2010, Prof. Melamed fully exercised his warrant to purchase 1,097,215 shares of the Company’s Common Stock. The warrant was issued to him pursuant to the agreement with the Consultants effective as of November 4, 2004 (See Note 5a).

In May 2010, based on a board resolution dated June 29, 2009, the Company issued to one of its public relations advisors 100,000 restricted shares of Common Stock. The shares will vest in three annual and equal portions commencing with the grant date.

30

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

(b)	Shares: (Cont.)

On December 16, 2010, the Company granted to its service provider 200,000 shares of the Company's Common Stock. The shares are for investor and public relations services. Related compensation in the amount of $40 was recorded as general and administrative expense.

On December 16, 2010, the Company granted to its two consultants 1,100,000 shares of the Company's Common Stock (See Note 5B).

On February 18, 2011, the Company's legal advisor converted the entire accrued principal and interest of the Convertible Promissory Note granted on September 15, 2010, totaling $137, into 445,617 shares of Common Stock.

On June 27, 2011, the Company granted to its legal advisor 180,000 shares of Common Stock for 2011 legal services. Related compensation in the amount of $86 was recorded as general and administrative expense.

On June 27, 2011, the Company granted to its consultant 400,000 shares of the Company's Common Stock, for services rendered through December 31, 2009.

Related compensation in the amount of $192 was recorded as research and development expense.

On June 27, 2011, the Company granted to a service provider 10,870 shares of the Company's Common Stock. Related compensation in the amount of $5 was recorded as general and administrative expense.

On December 31, 2011, the Company issued to Hadasit warrants to purchase up to 1,500,000 restricted shares of the Company's Common Stock at an exercise price of $0.001 per share, exercisable for a period of 5 years.  The warrants shall vest over the course of the trials as follows: 500,000 upon enrollment of 1/3 of the patients; an additional 500,000 upon enrollment of all the patients and the final 500,000 upon completion of the study.

On January 16, 2013, the Company granted an aggregate of 216,000 shares of Common Stock of the Company to two consultants, for services rendered through December 31, 2012. Related compensation expense in the amount of $54 was recorded as research and development expense.

On March 11, 2013, the Company granted to its legal advisor 193,696 shares of Common Stock for 2013 legal services. As of March 31, 2013, related compensation expense in the amount of $11 was recorded as general and administrative expense.

On March 11, 2013, the Company granted to two of its service provider 400,000 an aggregate of shares of the Company's Common Stock. The shares are public relations services. As of March 31, 2013, related compensation expense in the amount of $31 was recorded as general and administrative expense.

31

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

NOTE 6 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

(b)	Shares: (Cont.)

The total stock-based compensation expense, related to shares, options and warrants granted to employees, directors and service providers, was comprised, at each period, as follows:

	Three months ended March 31,		Period from September 22, 2000 (inception date) through March 31,
	2013	2012	2013
	U.S. $ in thousands
Research and development	75	13	17,841
General and administrative	226	168	10,884
Financial expenses, net	-	-	248
Total stock-based compensation expense	301	181	28,973

NOTE 7 -	SUBSEQUENT EVENTS

A.	On April 8, 2013, the Company entered into an agreement with Dana-Farber Cancer Institute (“Dana-Farber”) to provide cGMP-compliant clean room facilities for production of the Company’s NurOwn™ stem cell candidate during its upcoming Phase II ALS trial in the United States. The Company’s Phase II trial, to be launched in the second half of 2013 pending FDA approval, will be conducted at Massachusetts General Hospital (“MGH”), the University of Massachusetts (“UMass”) Hospital and the Mayo Clinic. The Connell and O'Reilly Cell Manipulation Core Facility at Dana-Farber will produce NurOwn for the MGH and UMass Hospital clinical sites.

B.	On April 13, 2013, the Company granted Hadasit an option to purchase 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share. The aggregated compensation expense related to the options will be recorded and classified as research and development expense.

C.	In addition, on April 13, 2013 the Company granted to Prof. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. The aggregated compensation expense related to the options will be recorded and classified as general and administrative expense.

D.	On April 19, 2013, the Company issued to two of its directors and four of its Advisory Board members a total of 760,000 restricted shares of Common Stock. The shares will vest in 12 equal monthly portions until fully vested on the anniversary of grant. Related compensation expense in the amount of $175 will be recorded as general and administrative expense.

E.	On April 19, 2013, the Company granted to three of its directors options to purchase an aggregate of 460,000 shares of Common Stock of the Company at $0.15 per share. The total compensation expense related to the option will be recorded as general and administrative expense.

32

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

U.S. dollars in thousands

(Except share data)

Notes to Consolidated Financial Statements

F.	On April 18, 2013, the stockholders of the Company authorized the Board of Directors of the Company, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This quarterly report contains numerous statements, descriptions, forecasts and projections, regarding Brainstorm Cell Therapeutics Inc. and its potential future business operations and performance. These statements, descriptions, forecasts and projections constitute “forward-looking statements,” and as such involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance and achievements to be materially different from any results, levels of activity, performance and achievements expressed or implied by any such “forward-looking statements.” Some of these are described under “Risk Factors” in this report and in our annual report on Form 10-K for the fiscal year ended December 31, 2012. In some cases you can identify such “forward-looking statements” by the use of words like “may,” “will,” “should,” “could,” “expects,” “hopes,” “anticipates,” “believes,” “intends,” “plans,” “estimates,” “predicts,” “likely,” “potential,” or “continue” or the negative of any of these terms or similar words. These “forward-looking statements” are based on certain assumptions that we have made as of the date hereof. To the extent these assumptions are not valid, the associated “forward-looking statements” and projections will not be correct. Although we believe that the expectations reflected in these “forward-looking statements” are reasonable, we cannot guarantee any future results, levels of activity, performance or achievements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of each quarter or the year. Although these expectations may change, we may not inform you if they do and we undertake no obligation to do so. We caution investors that our business and financial performance are subject to substantial risks and uncertainties. In evaluating our business, prospective investors should carefully consider the information set forth under the caption “Risk Factors” in addition to the other information set forth herein and elsewhere in our other public filings with the Securities and Exchange Commission.

Company Overview

Brainstorm Cell Therapeutics Inc. (“Brainstorm” or the “Company”) is a biotechnology company developing innovative adult stem cell therapies for highly debilitating neurodegenerative disorders such as Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig's disease), Multiple Sclerosis (“MS”), and Parkinson’s disease (“PD”). These devastating diseases have limited treatment options and as such represent highly unmet medical needs.

NurOwn, the Company’s proprietary process for the propagation of Mesenchymal Stem Cells (“MSC”) and their differentiation into NeuroTrophic factor (“NTF”) secreting cells (“MSC-NTF”), and their transplantation at, or near, the site of damage, offers the hope of overcoming neurodegenerative diseases.

The Company’s approach has a high safety profile based on its use of autologous cells, which are free of the risk of rejection, tumor formation, controversy or ethical issues.

The Company’s core technology was developed in collaboration with prominent neurologist Prof. Eldad Melamed, former head of Neurology of the Rabin Medical Center and member of the Scientific Committee of the Michael J. Fox Foundation for Parkinson's Research, and expert cell biologist Prof. Daniel Offen of the Felsenstein Medical Research Center of Tel Aviv University.

The Company’s wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (the “Israeli Subsidiary”), holds rights to commercialize the technology, through a licensing agreement with Ramot at Tel Aviv University Ltd. (“Ramot”), the technology transfer company of Tel Aviv University, Israel.

On February 17, 2010, the Company’s Israeli Subsidiary entered into a series of agreements with Hadasit Medical Research Services and Development Ltd., a subsidiary of the Hadassah Medical Organization (“Hadassah”) and Professor Dimitrios Karousis (the “Clinical Trial Agreement”). Under the Clinical Trial Agreement, Hadassah and the Company’s personnel agreed to conduct a clinical trial to evaluate the safety and tolerability of the Company’s NurOwn cells in patients with ALS, in accordance with a protocol developed jointly by us and Hadassah.

34

In February 2011, the U.S. Food and Drug Administration (“FDA”) granted Orphan Drug designation to NurOwn, the Company’s autologous adult stem cell product candidate for the treatment of ALS. Orphan Drug status entitles the Company to seven years of marketing exclusivity for NurOwn upon regulatory approval, as well as the opportunity to apply for grant funding from the US government of up to $400,000 per year for four years to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA's application user fee.

In June 2011, the Company initiated a Phase I/II clinical trial for the treatment of ALS with NurOwn at the Hadassah University Medical Center in Jerusalem (“HUMC”), after receiving approval from the Israeli Ministry of Health (“MoH”). The Company is the first company to receive clearance from the MoH to carry out a differentiated stem-cell based therapeutic clinical trial in Israel. The Company’s production process for manufacturing clinical grade MSC-NTF cells is in full compliance with Good Manufacturing Practice (“GMP”) requirements.

In July 2011, the Company entered into a Memorandum of Understanding with Massachusetts General Hospital (“MGH”) and the University of Massachusetts (“UMass”) Medical School in anticipation of applying for FDA approval to begin ALS human clinical trials in the United States. Pending submission of an Investigational New Drug (“IND”) application to the FDA and subsequent approval, the Company is planning to launch a Phase II clinical trial at these institutions in late 2013.

In July 2012, the Company submitted an interim safety report to the MoH for the first 12 of 24 patients in the Phase I/II clinical trial. The report confirmed that the Company’s NurOwn therapy is safe, did not cause any adverse side effects, and some of the patients showed promising indications of clinical improvement.

In January 2013, the MoH approved acceleration to a Phase IIa combined treatment, dose-escalating trial, which the Company is currently conducting at HUMC. In this safety and preliminary efficacy trial, 12 early-stage ALS patients will receive both intramuscular and intrathecal injections of NurOwn cells in three cohorts with increasing doses. The patients will be followed for six months after transplantation.

In January 2013, the Company also announced that it had successfully completed a 12-week repeat dose toxicity study with the Company’s NurOwn cells in mice. These repeat doses were prepared from frozen cells, using a proprietary method recently developed by the Company. The Company’s cryopreservation, or freezing, method will enable long-term storage, and production of repeat patient doses of NurOwn without the need for additional bone marrow aspirations. The Company believes that the positive data from the toxicity study in mice will support the Company’s efforts to obtain approval for a future repeat dose clinical study in ALS patients. The study was conducted at Harlan Israel’s laboratories, according to the FDA’s Good Laboratory Practice (“GLP”) standards. The study protocol was approved by the Israeli MoH.

On February 21, 2013, the Company’s wholly-owned U.K. subsidiary, Brainstorm Cell Therapeutics UK Ltd. (the “UK Subsidiary”) filed a request for Orphan Medicinal Product Designation by the European Medicine Agency (“EMA”) for the Company’s autologous bone marrow-derived mesenchymal stem cells secreting neurotropic factors.

In March 2013, principal investigator Professor Dimitrios Karussis of Hadassah presented some of the final data from the Phase I/II trial at the American Academy of Neurology Annual Meeting. The trial results analyzed to date confirmed the safety of the NurOwn treatment protocol and also demonstrated initial signs of efficacy. There was a significantly slower decline in overall clinical and respiratory function, as measured by the ALS Functional Rating Score (ALSFRS-R) and Forced Vital Capacity (FVC) score respectively, in the six patients that received an intrathecal injection of the cells, in the six months following treatment as compared to the three months preceding treatment.

35

In March 2013, the Company entered into a Memorandum of Understanding with the Mayo Clinic in Rochester, Minnesota, to participate as an additional clinical site in the Company’s Phase II clinical trial planned for later this year. The team there will be led by Professor Anthony J. Windebank, Head of the Regenerative Neurobiology Laboratory in the Department of Neurology.

In April 2013, the Company entered into an agreement with Dana-Farber Cancer Institute (“Dana-Farber”) whereby Dana-Farber’s Connell and O'Reilly Cell Manipulation Core Facility will produce NurOwn in its cGMP-compliant clean rooms for the MGH and UMass Hospital clinical sites during the Company’s upcoming Phase II ALS trial in the United States.

The Company’s efforts are currently directed at:

▪	Conducting a Phase IIa dose-escalating clinical trial with 12 ALS patients in Israel;
▪	Submitting an IND to the FDA;
▪	Initiating a Phase II ALS clinical trial in the United States;
▪	Collaborating with Octane Biotech on development of a customized NurOwn bioreactor; and
▪	Completing pre-clinical studies on MS.

Our Approach

The Company’s NurOwn technology is based on a novel differentiation protocol which differentiates the bone marrow-derived mesenchymal stem cells into neuron-supporting cells, MSC-NTF cells, capable of releasing several neurotrophic factors, including Glial-derived neurotrophic factor (“GDNF”) and Brain-derived neurotrophic factor (“BDNF”).

The Company’s approach to treatment of neurodegenerative diseases with autologous adult stem cells includes a multi-step process beginning with harvesting of undifferentiated stem cells from the patient's own bone marrow, and concluding with transplantation of differentiated, neurotrophic factor-secreting mesenchymal stem cells (MSC-NTF) into the same patient – intrathecally and/or intramuscularly.

The Company’s proprietary, optimized processes for induction of differentiation of human bone marrow derived mesenchymal stem cells into differentiated cells that produce NTF (MSC-NTF) are conducted in full current Good Manufacturing Practice (“cGMP”) compliance.

The NurOwn Transplantation Process

▪	Bone marrow aspiration from patient;
▪	Isolation and expansion of the mesenchymal stem cells;
▪	Differentiation of the expanded stem cells into neurotrophic-factor secreting (MSC-NTF) cells; and
▪	Autologous transplantation into the patient’s spinal cord or muscle tissue.

This approach is based on pre-clinical data documented by the Company’s research team, led by Prof. Melamed and Prof. Offen.

Differentiation before Transplantation

The ability to induce differentiation of autologous adult mesenchymal stem cells into MSC-NTF cells before transplantation is unique to NurOwn, making it the first-of-its-kind for treating neurodegenerative diseases.

The specialized cells secrete neurotrophic factors for:

▪	Protection of existing motor neurons;
▪	Promotion of motor neuron growth; and
▪	Re-establishment of nerve-muscle interaction.

36

Autologous (“Self-transplantation”)

The NurOwn approach is autologous, or self-transplanted, using the patient’s own stem cells. It is considered safe, with no risk of rejection and no need for treatment with immunosuppressive agents, which can cause severe and/or long-term side effects. In addition, it is free of controversy associated with the use of embryonic stem cells in some countries.

Transplantation site and method

Intrathecal transplantation consists of injection with a standard lumbar puncture; there is no need for a laminectomy - an invasive, orthopedic spine operation to remove a portion of the vertebral bone, as required by other technologies. Intramuscular transplantation is performed via a standard injection procedure as well.

Clinical Indication I: ALS (current) – Based on the fast-track approval of the Israeli MoH, the Company is currently conducting a Phase IIa dose-escalating trial to evaluate safety and preliminary efficacy of NurOwn in ALS patients. Pending submission of an IND application to the FDA and subsequent approval, the Company is planning to launch a Phase II clinical trial in the USA in mid-2013. Following the successful completion of these, the Company hopes to progress to repeat dosing and Phase III trials.

Clinical Indication II: MS (future) – Based on positive proof-of-concept results obtained at Tel Aviv University with MSC-NTF cells for MS, the Company is currently conducting pre-clinical studies for this disease.

Results of Operations

The Company has been a development stage company since its inception. For the period from inception (September 22, 2000) until March 31, 2013, the Company has not earned any revenues from operations. The Company does not expect to earn revenues from operations until 2017. In addition, the Company has incurred operating costs and other expenses of approximately $1,081,000 during the three months ended March 31, 2013, and approximately $46,021,000 for the period from inception (September 22, 2000) until March 31, 2013. Operating expenses incurred since inception were approximately $19,310,000 for general and administrative expenses and $26,711,000 for research and development costs.

Research and Development, net:

Research and development expenses, net for the three months ended March 31, 2013 and 2012 were $522,000 and $369,000, respectively. In addition, the Company’s grant from The Office of the Chief Scientist increased by $40,000 to $280,000 for the three months ended March 31, 2013 from $240,000 for the three months ended March 31, 2012.

The increase in research and development expenses for the three months ended March 31, 2013 is primarily due to: (i) an increase of $71,000 in costs associated with the clinical trials, conducted in accordance with GMP in Hadassah, for an aggregate amount of $415,000 for the three months ended March 31, 2013, compared to $343,000 for the three months ended March 31, 2012; (ii) an increase of $70,000 in payroll costs due to recruitment of three additional employees to conduct the clinical trials and (iii) an increase of $49,000 for consulting fees, stock-based compensation expenses, rent and travel costs. This increase was offset by an increase of $40,000 in CSO grants from $240,000 in the three months ended March 31, 2012 to $280,000 in the three months ended March 31, 2013.

General and Administrative:

General and administrative expenses for the three months ended March 31, 2013 and 2012 were $559,000 and $510,000, respectively.

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The increase in general and administrative expenses for the three month period ended March 31, 2013 from the three month period ended March 31, 2012 is primarily due to: (i) an increase of $58,000 in stock-based compensation expenses, from $168,000 in the three months ended March 31, 2012 to $226,000 in the three months ended March 31, 2013 and (ii) an increase of $35,000 in payroll costs in the three months ended March 31, 2013. This increase was partially offset by a decrease of $44,000 for consulting fees.

Financial Expenses:

Financial expense for the three months ended March 31, 2013 was $1, compared to a financial income of $11,000 for the three months ended March 31, 2012.

The financial expense for the three months ended March 31, 2013 is mainly due to bank charges that were offset by an interest receivable from a bank deposit in the amount of $22,000 (no such income was received in the three months ended March 31, 2012). The financial income for the three months ended March 31, 2012 was mainly from conversion exchange rates and income on deposits in banks.

Net Loss:

Net loss for the three months ended on March 31, 2013 was $1,082,000, as compared to a net loss of $872,000 for the three months ended March 31, 2012. Net loss per share for the three months ended March 31, 2013 and March 31, 2012 was $0.01.

The weighted average number of shares of Common Stock used in computing basic and diluted net loss per share for the three months ended March 31, 2013 was 150,953,117, compared to 126,591,262 for the three months ended March 31, 2012.

The increase in the weighted average number of shares of Common Stock used in computing basic and diluted net loss per share for the three months ended March 31, 2013 was due to (i) the issuance of shares of Common Stock in a public offering in July 2012, as described in more detail below, (ii) the exercise of options and warrants, and (iii) the issuance of shares to service providers and private investors.

Liquidity and Capital Resources

The Company has financed its operations since inception primarily through public and private sales of its Common Stock and warrants and the issuance of convertible promissory notes. At March 31, 2013, the Company had $4,300,000 in total current assets and $1,061,000 in total current liabilities.

Net cash used in operating activities was $670,000 for the three months ended March 31, 2013. Cash used for operating activities was primarily attributed to cost of clinical trials, rent of clean rooms and materials for clinical trials, payroll costs, rent, outside legal fee expenses and public relations expenses.

Net cash provided by investing activities was $971,000 for the three months ended March 31, 2013.

Net cash provided by financing activities was $250,000 for the three months ended March 31, 2013 and is solely attributable to private investors.

On July 17, 2012, the Company raised approximately $5.7 million through a public offering (“Public Offering”) of its Common Stock. The Company issued a total of 19,818,972 shares of its Common Stock at $0.29 per share and warrants to purchase 0.75 shares of Common Stock for every share purchased in the Public Offering, at an exercise price of $0.29 per share. The warrants are exercisable until the 30 month anniversary of the date of issuance. After deducting closing costs and fees, the Company received net proceeds of approximately $5 million.

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The Company’s material cash needs for the next 12 months include the payments due under an agreement with Hadassah to conduct clinical trials in ALS patients, under which it must pay to Hadassah an amount of (i) up to $32,225 per patient (up to $773,400 in the aggregate) and (ii) $65,000 per month for rent and operation of the GMP facilities in anticipation of Hadassah's clinical trials.

The Company’s other material cash needs for the next 12 months will include payments of (i) Initiation and on-going costs of the clinical trial in the US (ii) employee salaries, (iii) patents, (iv) construction fees for facilities to be used in the Company’s research and development and (v) fees to Company consultants and legal advisors.

The Company believes it has sufficient funds to meet its obligations in the upcoming 12 months. However, future operations are very capital intensive and will require substantial capital raisings. If the Company is not able to raise substantial additional capital, it may not be able to continue to function as a going concern and may have to cease operations. Even if the Company obtains funding sufficient to continue functioning as a going concern, it will be required to raise a substantial amount of capital in the future in order to reach profitability and to complete the commercialization of the Company’s products. The Company’s ability to fund these future capital requirements will depend on many factors, including the following:

•	our ability to obtain funding from third parties, including any future collaborative partners;
•	the scope, rate of progress and cost of our clinical trials and other research and development programs;
•	the time and costs required to gain regulatory approvals;
•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	the costs of filing, prosecuting, defending and enforcing patents, patent applications, patent claims, trademarks and other intellectual property rights;
•	the effect of competition and market developments; and
•	future pre-clinical and clinical trial results.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenue and expenses during the reporting periods. We continually evaluate our judgments, estimates and assumptions. We base our estimates on the terms of underlying agreements, our expected course of development, historical experience and other factors we believe are reasonable based on the circumstances, the results of which form our management’s basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

There were no significant changes to our critical accounting policies during the quarter ended March 31, 2013. For information about critical accounting policies, see the discussion of critical accounting policies in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

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Item 3. Quantitative and Qualitative Disclosures About Market Risk.

This information has been omitted as the Company qualifies as a smaller reporting company.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this quarterly report, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective, as of the end of the period covered by this report, to ensure that information required to be disclosed by us in the reports we file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that the information required to be disclosed by us in such reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes In Internal Control Over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the quarter ended March 31, 2013 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II: OTHER INFORMATION

Item 1. Legal Proceedings.

From time to time, we may become involved in litigation relating to claims arising out of operations in the normal course of business, which we consider routine and incidental to our business. We currently are not a party to any material legal proceedings, the adverse outcome of which, in management’s opinion, would have a material adverse effect on our business, results of operation or financial condition.

Item 1A. Risk Factors.

There have not been any material changes from the risk factors previously disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. In addition to the other information set forth in this Quarterly Report on Form 10-Q, you should carefully consider the risk factors discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

The following Risk Factor has been restated from the Annual Report on Form 10-K to correctly indicate that the Company’s disclosure controls and procedures were effective as of December 31, 2012:

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If we fail to maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common Stock may be materially and adversely affected.

As a public company in the United States, we are subject to the reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring every public company to include a report of management on the effectiveness of such company’s internal control over financial reporting in its annual report. Our consolidated financial statements for the year ended December 31, 2012 provided that our management has performed an evaluation of the effectiveness of our disclosure controls and internal control over financial reporting for the periods covered by Forms 10-K and 10-Q, and concluded that our disclosure controls and procedures were effective as of December 31, 2012. We have developed and taken several measures designed to remediate the material weaknesses in our internal control over financial reporting. However, these measures may not be sufficient to avoid potential future material weaknesses. We may require more resources and incur more costs than currently expected to any additional significant deficiencies or material weaknesses that may be identified, which may adversely affect our results of operations. If the material weakness recurs, or if we identify additional weaknesses or fail to timely and successfully implement new or improved controls, our ability to assure timely and accurate financial reporting may be adversely affected, and we could suffer a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the trading price of our shares of Common Stock, result in lawsuits being filed against us by our shareholders, or otherwise harm our reputation. In addition, our auditor is not required to attest to the effectiveness of our internal controls over financial reporting due to our status of qualifying as a small reporting company. As a result, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our share price.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On January 16, 2013, the Company issued 72,000 and 144,000 shares of Common Stock to Dani Offen and Eldad Melamed, respectively, for consulting services. The issuance of these securities was effected without registration in reliance on Section 4(2) of the Securities Act as a sale by the Company not involving a public offering.  No underwriters were involved with the issuance of such securities.

On February 4, 2013, the Company issued 126,111 shares of Common Stock to Aaron Lasry in accordance with a settlement agreement with Mr. Lasry. The issuance of these securities was effected without registration in reliance on Section 4(2) of the Securities Act as a sale by the Company not involving a public offering.  No underwriters were involved with the issuance of such securities.

In March 2013, the Company issued 250,000 shares of Common Stock to Emerging Markets Consulting, LLC for consulting, marketing and public relations services pursuant to the Company’s March 2013 Agreement with Emerging Markets Consulting, LLC. The issuance of these securities was effected without registration in reliance on Section 4(2) of the Securities Act as a sale by the Company not involving a public offering.  No underwriters were involved with the issuance of such securities.

In March 2013, the Company issued 150,000 shares of Common Stock to LifeSci Advisors, LLC for consulting, marketing and public relations services pursuant to the Company’s March 2013 Agreement with LifeSci Advisors, LLC. The issuance of these securities was effected without registration in reliance on Section 4(2) of the Securities Act as a sale by the Company not involving a public offering.  No underwriters were involved with the issuance of such securities.

On April 13, 2013, pursuant to the April 2010 Agreement with Hadasit Medical Research Services and Development Ltd., the Company issued a warrant to purchase up to 33,334 shares of its Common Stock at an exercise price of $0.00005 per share, exercisable for a period of 10 years, to Hadasit Medical Research Services and Development Ltd. The issuance of these securities was effected without registration in reliance upon Regulation D promulgated under the Securities Act. No underwriters were involved with the issuance of such securities and no commissions were paid in connection with such transaction.

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Item 5. Other Information.

During the quarter ended March 31, 2013, we made no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors, as described in our most recent proxy statement.

Item 6. Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

May 9, 2013	By:	/s/ Alon Natanson
Name: Alon Natanson
Title: Chief Executive Officer (Principal Executive Officer)

May 9, 2013	By:	/s/ Liat Sossover
Name: Liat Sossover
Title: Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Common Stock Purchase Warrant, dated as of April 13, 2013, issued by BrainStorm Cell Therapeutics Inc. to Hadasit Medical Research Services and Development Ltd.

31.1	Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No.: 2013-1	Number of Shares: 33,334
(subject to adjustment)
Date of Issuance: April 13, 2013

BRAINSTORM CELL THERAPEUTICS, INC.

Common Stock Purchase Warrant

(Void after April 13, 2023)

BrainStorm Cell Therapeutics, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Hadasit Medical Research Services and Development Ltd., or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York time) on April 13, 2023 (the “Expiration Date”), 33,334 shares of Common Stock, $0.00005 par value per share, of the Company, at a purchase price of $0.00005 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.        Exercise.

(a)          This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise; provided however that this Warrant may only be exercised as to vested Warrant Shares, and shall vest and become exercisable as follows: in twelve (12) consecutive equal monthly amounts at the end of each calendar month starting April 30, 2013 such that all Warrant Shares are vested in full on March 31, 2014 (the “Fully Vested Date”), unless the Agreement dated April 13, 2010 by and among Prof. Avi Israeli, the Registered Holder and the Company (the “Agreement”) is terminated prior to the Fully Vested Date, in which case no further Warrant Shares shall vest on or after the date of such termination. Upon termination of the Agreement vesting shall cease and the Registered Holder shall be entitled to exercise this Warrant only with respect to the portion of the Warrant Shares that shall have vested prior to the date of termination of the Agreement, rounded to the nearest number without decimal. The Warrant shall be valid until and may be exercised only on or before the earliest of the following: (i) immediately prior to a sale of all or substantially all of the shares of the Company in a merger and/or acquisition transaction; (ii) the Expiration Date; or (iii) six (6) months following the termination of the Agreement. Immediately after such date all unexercised Warrant Shares shall expire and be forfeited, and this Warrant shall terminate.

(b)         The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock (as defined below) as of the Exercise Date (as defined in subsection 1(c) below) over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

(i)          If the Common Stock is listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(ii)         If the Common Stock is not listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

(c)         Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d)         As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)          a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)         in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

2.      Adjustments.

(a)          Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1)         the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)         the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c)          Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(d)          Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(e)          Adjustment for Mergers or Reorganizations, etc. If there shall occur any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)), then, following any such reorganization, recapitalization, consolidation or merger, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive if, immediately prior to such reorganization, recapitalization, consolidation or merger, the Registered Holder had held the number of shares of Common Stock subject to this Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(f)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Registered Holder, furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.        Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

4.        Requirements for Transfer.

(a)          This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b)          Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c)          Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

5.      No Impairment. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.        Notices of Record Date, etc. In the event:

(a)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)          of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

7.        Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.        Exchange of Warrants. Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

9.        Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.      Transfers, etc.

(a)          The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b)          Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

(c)          Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.      Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

12.      No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

13.    Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

14.    Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

15.    Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

EXECUTED as of the date of set forth below.

BRAINSTORM CELL THERAPEUTICS, INC.

By: /s/ Liat Sossover
Title: CFO
Date: April 13, 2013

[Corporate Seal]

ATTEST:

EXHIBIT I

PURCHASE FORM

To:_________________	Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase (check applicable box):

0	_____ shares of the Common Stock covered by such Warrant; or

0	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $________. Such payment takes the form of (check applicable box or boxes):

0	$______ in lawful money of the United States; and/or

0	the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

0	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).

Signature:

Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_______________________________	Signature:________________________________

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

I, Alon Natanson, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Brainstorm Cell Therapeutics Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

May 9, 2013	/s/ Alon Natanson
Name: Alon Natanson
Title: Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

I, Liat Sossover, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Brainstorm Cell Therapeutics Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

May 9, 2013	/s/ Liat Sossover
Name: Liat Sossover
Title: Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Quarterly Report on Form 10-Q of Brainstorm Cell Therapeutics Inc. for the period ended March 31, 2013, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q for the period ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2013 fairly presents, in all material respects, the financial condition and results of operations.

May 9, 2013	/s/ Alon Natanson
Name: Alon Natanson
Title: Chief Executive Officer (Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Quarterly Report on Form 10-Q of Brainstorm Cell Therapeutics Inc. for the period ended March 31, 2013, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q for the period ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2013 fairly presents, in all material respects, the financial condition and results of operations.

May 9, 2013	/s/ Liat Sossover
Name: Liat Sossover
Title: Chief Financial Officer (Principal Financial Officer)